Exhibit 5.7

ICE MILLER LLP

One American Square, Suite 2900

Indianapolis, Indiana 46282

September 11, 2013

ADS Waste Holdings, Inc.

90 Fort Wade Road

Ponte Vedra, Florida 32801

Re: Registration Statement on Form S-4 of ADS Waste Holdings, Inc.

Ladies and Gentlemen:

We have acted as special Indiana counsel to Advanced Disposal Services Blackfoot Landfill, Inc., an Indiana corporation, and Advanced Disposal Services Hoosier Landfill, Inc., an Indiana corporation (together, the “Indiana Guarantors” and each, an “Indiana Guarantor”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) being filed today by ADS Waste Holdings, Inc., a Delaware corporation (the “Company”), with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), in respect to (a) up to U.S. $550,000,000 aggregate principal amount of the Company’s 8  1⁄4% Senior Notes due 2020 (the “Exchange Notes”) to be offered in exchange for a like principal amount of the Company’s 8  1⁄4% Senior Notes due 2020 originally issued on October 9, 2012 (the “Old Notes”), and (b) the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Exchange Notes by each of the entities listed in the Registration Statement as guarantors, which includes the Indiana Guarantors (the “Guarantors”), in exchange for the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Old Notes by the Guarantors. Capitalized terms used in this opinion letter that are not specifically defined herein have the meanings ascribed to them in Exhibit A.

Except as described in this letter, we are not generally familiar with the Indiana Guarantors’ businesses, records, transactions or activities. Our knowledge of their businesses, records, transactions, and activities is limited to the information that is set forth below and on Exhibit A and that otherwise has been brought to our attention by certificates executed and delivered to us by an officer of each Indiana Guarantor in connection with this opinion letter. We have examined copies, certified or otherwise identified to our satisfaction, of the documents listed in the attached Exhibit A, which is made a part hereof. For the purposes of this opinion letter, the documents listed as items 1 through 4 in Exhibit A are hereinafter referred to collectively as the “Transaction Documents” and the documents listed as items 5 through 9 in Exhibit A are hereinafter referred to collectively as the “Authorization Documents”.

ADS Waste Holdings, Inc.

September 11, 2013

In rendering our opinion, we also have examined such certificates of public officials, organizational documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinions herein expressed and, with your permission, have relied upon and assumed the accuracy of such certificates, documents, records and instruments. We have made such examination of the laws of the State of Indiana as we deemed relevant for purposes of this opinion letter, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the laws of the State of Indiana. In addition, no opinion expressed herein is intended or shall be construed to be an opinion on choice of law or conflicts of law.

We have relied upon and assumed the truth and accuracy of the factual representations, certifications and warranties made in the Transaction Documents and the Authorization Documents and have not made any independent investigation or verification of any factual matters stated or represented therein. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of the Indiana Guarantors. Our representation of the Indiana Guarantors is limited to the transactions contemplated by the Indenture and other matters specifically referred to us by them.

In rendering this opinion letter to you, we have assumed with your permission:

(a) The genuineness of all signatures, the legal capacity and competency of natural persons executing the Transaction Documents and the Authorization Documents, whether on behalf of themselves or other persons or entities, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

(b) Each of the Exchange Notes has been completed, executed and delivered in the forms submitted to us for review, with all required schedules and exhibits attached and all blanks appropriately filled in.

(c) The Authorization Documents are accurate and have not been amended or rescinded.

(d) The respective factual representations, statements and warranties of the Indiana Guarantors in the Transaction Documents and the Authorization Documents, and in the other documents that we have reviewed, and upon which we have relied, are accurate, complete and truthful.

(e) All official public records (including their proper indexing and filing) furnished to or obtained by us, electronically or otherwise, were accurate, complete and authentic when delivered or issued and remain accurate, complete and authentic as of the date of this opinion letter.

ADS Waste Holdings, Inc.

September 11, 2013

(g) We have not examined and render no opinion regarding any transaction document incorporated by reference into any of the Transaction Documents (other than as set forth above), and we have assumed, with your permission, that any such document so incorporated does not affect the opinions hereby given.

Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

1. Each Indiana Guarantor is a corporation duly incorporated and validly existing under the law of the State of Indiana for which no Articles of Dissolution appear as filed in the Indiana Secretary of State’s records.

2. Each Indiana Guarantor has all requisite corporate power and corporate authority under the law of the State of Indiana to enter into and deliver the Indenture and to perform its obligations thereunder.

3. The execution and delivery by each Indiana Guarantor of the Indenture and the performance by such Indiana Guarantor of its obligations thereunder have been duly authorized by all requisite corporate action on the part of such Indiana Guarantor.

4. The Indenture has been duly executed by an officer of each Indiana Guarantor and delivered by such Indiana Guarantor.

Each of the opinions set forth above is limited by its terms and subject to the assumptions hereinabove stated and is further subject to the following qualifications, exceptions and limitations, none of which shall limit the generality of any other assumption, qualification, exception or limitation or expand any opinion rendered herein.

A. We have not considered and do not express an opinion with respect to any Federal or state (including Indiana) securities, tax, or antitrust laws and regulations. Our opinions set forth in this letter are expressly subject to the effect of the application of all Federal and state (including Indiana) securities, tax and antitrust laws and regulations.

B. We express no opinion as to the legality, validity, binding effect and/or enforceability of any Transaction Document or of the Exchange Notes.

The opinions expressed herein are matters of professional judgment, are not a guarantee of result and are effective only as of the date hereof. We do not undertake to advise you of any matter within the scope of this letter that comes to our attention after the date of this letter and disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth herein. We express no opinion other than as hereinbefore expressly set forth. No expansion of the opinions expressed herein may or should be made by implication or otherwise.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading “LEGAL MATTERS”. In giving this consent, we do not imply or admit that we are

ADS Waste Holdings, Inc.

September 11, 2013

included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. Subject to the foregoing, this opinion letter is furnished to you and may be relied upon by Shearman & Sterling LLP in connection with the filing of the Registration Statement.

Very truly yours,

/s/ Ice Miller LLP
Ice Miller LLP

EXHIBIT A

LIST OF DOCUMENTS REVIEWED

1.	Indenture, dated as of October 9, 2012, between ADS Waste Escrow Corp. and Wells Fargo Bank, National Association, as supplemented by that certain Supplemental Indenture, dated as of November 20, 2012, among the Company, the Guarantors (as defined in the Indenture referred to therein) and Wells Fargo Bank, National Association, including a specimen of the Exchange Notes and the guarantees of the Exchange Notes by the Indiana Guarantors (together, the “Indenture”).

2.	Specimen of the Exchange Notes.

3.	The Registration Statement, including the related prospectus forming a part thereof.

4.	Registration Rights Agreement, dated October 9, 2012, among the Company and Deutsche Bank Securities Inc., as representative of the several Initial Purchasers named therein.

5.	Certificate of Existence of each Indiana Guarantor, issued by the Indiana Secretary of State.

6.	Articles of Incorporation for each Indiana Guarantor certified by the Indiana Secretary of State to be a true and complete copy of the Articles of Incorporation of such Indiana Guarantor, as amended.

7.	Amended and Restated Bylaws of each Indiana Guarantor, as certified by an authorized officer of the applicable Indiana Guarantor, as of the date hereof, to be a true and complete copy of the bylaws of such Indiana Guarantor.

8.	Unanimous Written Consent of each Indiana Guarantor, as certified by an authorized officer of such Indiana Guarantor as of the date hereof.

9.	Certificate of an officer of each Indiana Guarantor, dated the date hereof, as to certain factual matters.

Exhibit A